                                 EXHIBIT TO S-4
                             REGISTRATION STATEMENT
                                  EXHIBIT 3-A

                           ARTICLES OF INCORPORATION
                                       OF
                         NATIONAL CITY BANCSHARES, INC.


         The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of:

                 [x]   Indiana General Corporation Act

as amended (hereinafter referred to as the "Act"), execute the following Articles of Incorporation:


                                   ARTICLE I
                                      NAME

         The name of the Corporation is National City Bancshares, Inc.


                                   ARTICLE II
                                    PURPOSES

         The purposes for which the Corporation is formed are: To engage in any lawful act or activity for which corporations may be formed under the Indiana General Corporation Act and The Bank Holding Company Act of 1956, as amended, and to possess all other rights and powers authorized by the laws of the State of Indiana, and the laws of the United States of America applicable to bank holding companies and the regulations of the Board of Governors of the Federal Reserve System.


                                  ARTICLE III
                              PERIOD OF EXISTENCE


         The period during which the Corporation shall continue is perpetual.

                                   ARTICLE IV
                      RESIDENT AGENT AND PRINCIPAL OFFICE

         Section 1. Resident Agent. The name and address of the Corporation's Agent for service of process is:

                               Mr. Harold A. Mann
                                227 Main Street
                           Evansville, Indiana  47708

         Section 2. Principal Office. The post office address of the principal office of the Corporation is:

                                227 Main Street
                           Evansville, Indiana  47708


                                   ARTICLE V
                               AUTHORIZED SHARES

NUMBER OF SHARES

The total number of shares which the Corporation is to have authority to issue is 10,000,000, all of which the Corporation designates as without par value.

TERMS OF SHARES (IF ANY)

Shares of the Corporation may be redeemed by the Corporation at the direction of a vote of a majority of the Board of Directors meeting at a regularly or specially called meeting for said purpose.

Furthermore, the Corporation, through its Board of Directors, shall have the power to purchase, hold, sell, and transfer the shares of its own capital stock provided that it does not use its funds or property for the purchase of its own shares of capital stock when such use will cause any impairment of its capital, except when otherwise permitted by law, and provided further that shares of its own capital stock belonging to it are not voted upon directly, or indirectly.

                                   ARTICLE VI
                      REQUIREMENTS PRIOR TO DOING BUSINESS

         The Corporation will not commence business until consideration of the value of at least $1,000 (One Thousand Dollars) has been received for the issuance of shares.


                                  ARTICLE VII
                                  DIRECTOR(S)

         Section 1. Number of Directors: The initial Board of Directors is composed of 14 member(s). The number of directors may be from time to time fixed by the Bylaws of the Corporation at any number. In the absence of a Bylaw fixing the number of directors, the number shall be 14.

         Section 2. Names and Post Office Addresses of the Directors: The names and post office addresses of the initial Board of Directors of the Corporation are:

               Name             Number and Street or Building        City            State        Zip Code
               ----             -----------------------------        ----            -----        --------
     Gilbert E. Betulius        Denzer Road, R.R. 13              Evansville          IN            47712
     Donald B. Cox              4029 Fairfax Road                 Evansville          IN            47710
     Wilfred O. Doerner         960 St. Michael Court             Evansville          IN            47715
     Victor R. Gallagher        431 S. Rotherwood Avenue          Evansville          IN            47714
     C. Mark Hubbard            3400 Robin Place                  Evansville          IN            47712
     Edgar P. Hughes            Riverside 1, Apt. 505,            Evansville          IN            47708
                                101 Court Street
     R. Eugene Johnson          6840 Arcadian Highway             Evansville          IN            47715
     Edwin F. Karges, Jr.       1106 Harrelton Court              Evansville          IN            47715
     John D. Lippert            3636 Elmridge Drive               Evansville          IN            47711
     John Lee Newman            717 S. Boeke Road                 Evansville          IN            47714
     Laurence R. Steenberg      5688 Cliftmore Drive              Evansville          IN            47630
     C. Wayne Worthington       3023 Oak Hill Road                Evansville          IN            47711
     George A. Wright           6001 Lincoln Avenue               Evansville          IN            47715
     Mrs. N. Keith Emge         7108 E. Chestnut Street           Evansville          IN            47715

      Section 3.  Qualifications of Directors (if any):

      Directors of this Corporation who serve as directors of any subsidiary banking corporation may hold shares in this Corporation as qualifying shares entitling such director(s) to serve in the capacity as a director of such subsidiary banking corporation.

                                  ARTICLE VIII
                                INCORPORATOR(S)

      The name and post office address of the incorporator of the Corporation is:

               Name             Number and Street or Building        City            State        Zip Code
               ----             -----------------------------        ----            -----        --------
     Mr. Harold A. Mann         227 Main Street                   Evansville          IN            47708


                                   ARTICLE IX
                     PROVISIONS FOR REGULATION OF BUSINESS
                     AND CONDUCT OF AFFAIRS OF CORPORATION

         ("Powers" of the Corporation, its directors or shareholders)
                    (Attach additional pages, if necessary)

         Section 1.  Capital Structure.

         The Board of Directors of the Corporation is hereby authorized to fix and determine and to vary the amount of working capital of the Corporation, to determine whether any and, if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders, and, without action by the Shareholders, to use and apply such surplus or any part thereof at any time or from time to time in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, debentures, notes script, warrants, obligations, evidences of indebtedness of the Corporation or other securities of the Corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors of the Corporation shall deem expedient to the extent not prohibited by law.

         Section 2.  Reliance on Books of the Corporation.

         Each officer, director or member of any committee designated by the Board of Directors of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of accounts or reports made to the Corporation by any of its officers or employees or by an independent public accountant or by an appraiser selected with reasonable care by the Board of Directors of the Corporation or by any such committee or in relying in good faith upon other records of the Corporation.

         Section 3.  Indemnification.

         The Corporation shall have the power to indemnify its present and past directors, officers, employees, or agents, and such other persons as it shall have the powers to indemnify, to the full extent permitted under, and subject to the limitations of, Title 23 of the Indiana General Corporation Act.

         The Corporation may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, employees and agents to the extent that such indemnification is allowed in the statute mentioned above.

         Any indemnification as above provided (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because it meets the standard set out in the statute above-mentioned. Such determination shall be made (a) by the Board of Directors, by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or (b) if such quorum is not obtainable, or even if obtainable, if majority vote of disinterested directors so directs, by independent legal counsel in a written opinion stating that such director, officer, employee or agent has met such standards of conduct, or (c) by a majority vote of a quorum of the shareholders of the Corporation consisting of shareholders who are not parties to such action, suit or proceeding.

         Section 4.  Voting Rights.

         Each shareholder shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation.

         Each shareholder shall have the right to cumulate such voting power as he possesses when electing directors, and to give one candidate as many votes as the number of directors to be elected multiplied by the number of his votes equals, or to distribute his votes on the same principle among two or more candidates, as he sees fit.

         Section 5.  Classes of Directors.

         The Bylaws of the Corporation may provide, that the Directors shall be divided into two (2) or more classes whose terms of office shall expire at different times, but no term shall continue longer than three (3) years.

         Section 6.  Voting Rights on Business Combinations.

         Any merger, consolidation, or acquisition of this Corporation by another corporation without this Corporation's Board of Directors' approval, shall require the affirmative approval of the holders of eighty percent (80%) of the issued and outstanding common shares of stock of the Corporation and eighty percent (80%) of the issued and outstanding preferred shares or other class of shares, regardless of limitations or restrictions on the voting power thereof, entitled to vote at a meeting duly called for such purposes. Irrespective of any other provisions of these Articles, this Section 6 may be amended at any regular meeting or at a Special Meeting called for that purpose by the affirmative vote of the holders of receipt of shares entitling them to exercise eighty percent (80%) of the voting power on such proposal.

                                   ARTICLE 10

         Except as otherwise restricted in Article IX, these Articles may be amended at any regular meeting or at a special meeting called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal.